CONTRACT OF SALE OF TIMESHARE
                           RECEIVABLES WITH RECOURSE

         This CONTRACT OF SALE OF TIMESHARE RECEIVABLES WITH RECOURSE is made the 4th day of October, 1994, between Bennett Funding International, LTD. ("BFIL") at The Atrium, Two Clinton Square, Syracuse, New York, 13202, and VCA South Bend Incorporated ("SELLER") at 2777 East Camelback Road, Phoenix, Arizona 85016

                                    RECITALS

         WHEREAS, SELLER is in the business of marketing a timeshare resort known as Varsity Clubs of America, South Bend (the "Project") located at Mishawaka, Indiana and conveying by Warranty Deed a clear and marketable title with respect to the individual timeshare interests at the Project and all other rights of usage and other appurtenances of and pertaining to each such timeshare interest (collectively "Intervals");

         WHEREAS, SELLER, in the course of conducting such business, shall accept notes and mortgage deeds (collectively "Contracts") (also referred to as "Receivables") from purchasers of Intervals ("Purchasers") in order to finance the purchase of Intervals by Purchasers;

         WHEREAS, BFIL is engaged, in addition to other activities, in the business of purchasing Receivables; and,

         WHEREAS, SELLER may from time to time offer to sell to and BFIL may desire to buy Receivables from SELLER under the terms of this Agreement.

                              W I T N E S S E T H:

         NOW, THEREFORE, for good and valuable consideration provided herein and hereafter, the receipt of which is hereby acknowledged, and pursuant to the mutual covenants and conditions contained herein, the parties agree as follows:

                                   SECTION I

                                  DEFINITIONS

         1.1 In addition to the words and terms elsewhere defined herein, the following words and terms as used herein shall have the following meanings unless the context or use clearly indicates another or different meaning or intent:

                  "Agreement"   means  this   Contract  Of  Sale  Of   Timeshare
Receivables With Recourse and any modifications, changes, or additions hereto;

                  "Chargebacks" means defaulted Receivables which have been debited against SELLER pursuant to paragraph 3.1;

                  "Default Receivables" means any eligible Receivable purchased by BFIL for which a payment has not been made within ninety (90) days of its due date:

                  "Eligible Receivables" means (a) the Receivable must provide for consecutive monthly installments of principal and interest in U.S. funds over a term not exceeding eighty-four (84) months from the date of its execution; (b) the first payment due date must not exceed forty-five (45) days from the date of offering to BFIL; (c) the Purchaser in all respects, including, without limitation, its creditworthiness, is acceptable to BFIL in its sole judgment, has obtained from SELLER an Interval and has not purchased more than six (6) Intervals in the Project; (d) the Contract is in form and substance satisfactory to BFIL and validly enforceable in accordance with its terms, upon the obligor's default under the Receivable, subject only to notice and a reasonable grace period, payment of the balance of the indebtedness owing under the Receivable may be immediately accelerated; (e) all off-site improvements which SELLER is obligated to install or are necessary in connection with the uses to which SELLER has represented the Intervals may be put have been completed and all necessary and promised utilities are available, and the uses of the Intervals for which SELLER has represented it/they may be put and such improvements conform to all applicable restrictions and laws, necessary approvals having been obtained; and (f) the Receivable and the applicable sale transaction comply with all applicable laws, SELLER has performed all its obligations due to the Purchaser and there are no executory obligations to the Purchaser to be performed by SELLER, and the Purchaser does not have any right of rescission, set-off, abatement, counterclaim or the like.

                  "Financing Statements" means any and all U.C.C. financing statements (including continuation statements) filed of record from time to time as required under this Agreement;

                  "Mortgage" means the mortgage granted BFIL to secure SELLER's Obligations to BFIL hereunder, including but not limited to the Promissory Note;

                  "Promissory  Note" means the  Promissory  Note  referred to in
Section 2.8 hereof, a copy of which is attached hereto.

                  "Purchaser" means an obligor under a Receivable and any person who is obligated to make any payments pursuant to such Receivable;

                  "Obligation" shall mean any and all indebtedness, obligations, liabilities, contracts, representations, warranties, and agreements of every kind and nature between SELLER and BFIL now existing or hereinafter arising, and now or hereinafter contemplated pursuant to this Agreement or otherwise;

                  "Receivable    Payments"   means   those   payments   on   the
Receivable(s) which have been sold, assigned, transferred, and set over to BFIL pursuant to this Agreement;

                  "Receivables" (a) the Receivables which are, now or hereafter, assigned, endorsed and delivered to BFIL pursuant hereto; (b) all Contracts, notes, deeds, deeds of trust, guaranties and other documents or instruments evidencing or securing the obligations of the Purchasers and/or any other person primarily or secondarily liable on such Receivables; (c) all policies of insurance if any related to such Receivables or delivered in connection therewith; (d) if any, all rights under escrow agreements and all impound and/or reserve accounts pertaining to the foregoing; (e) all files, books and records of SELLER pertaining to any of the foregoing; and (f) the proceeds from the foregoing;

                  "Recourse" means that SELLER is obligated to pay BFIL a sum certain under a defaulted Receivable as subject to Section 3.1;

                  "Related Documents" means other documents and agreements between SELLER and BFIL executed even date herewith which form the basis of the transaction, together with any and all renewals, extensions, amendments, restatements or replacements thereof, whether now or hereafter existing.

                  "U.C.C." means the Uniform Commercial Code as enacted in Indiana and Arizona and as now or hereinafter amended.

                                   SECTION II

                       SUBJECT MATTER OF SALE AND PAYMENT

         2.1 SELLER shall, from time to time, offer to sell, transfer and assign to BFIL Receivables arising out of the sale of Intervals at the Project. The Contracts offered to BFIL shall be in the form of those attached as Exhibit A, and no Contract in any other form shall be offered to BFIL unless such different form has previously been approved by BFIL in writing. Concurrently with the transfer of each Contract, SELLER shall transfer and assign to BFIL the contract, note, mortgage, loan applications, financial statements, truth-in-lending disclosure statement, the closing or settlement statement and the receipt for timeshare sale documents.

         2.2 All Contracts hereafter offered to BFIL shall be offered under and pursuant to the terms, conditions, representations, covenants, provisions and warranties set forth herein and in said Contracts, unless otherwise expressly agreed to in writing at the time such Contracts shall be offered to BFIL. This Agreement shall govern the sale, transfer, and assignment of all Contracts by SELLER to BFIL arising out of the Project. BFIL shall be given a reasonable opportunity, in each case, to investigate the credit of any and to qualify the Purchaser obligated upon the Contract and shall not be deemed to have purchased any Contract until credit therefor has been noted on BFIL's books and records to an account of SELLER or until receipt of payment by SELLER, whichever occurs first. BFIL will use its best efforts to disburse, within ten (10) business days after the receipt of the Receivables (other than title insurance) the funds to which SELLER would be entitled from any Receivable accepted by BFIL.

         2.2(a) Total aggregate principal balance of all Contracts assigned to BFIL in all phases of the Project shall not exceed Ten Million Dollars ($10,000,000.00), unless such Contract is renewed by BFIL in its sole discretion.

         2.3 All Contracts purchased by BFIL shall be secured by a purchase money obligation pursuant to a mortgage deed given by the Purchaser of the Interval to the SELLER and title insurance which shall be a first priority position on the Interval more particularly described in the individual Contracts.

         2.4 BFIL shall pay SELLER a discounted purchase price for Eligible Receivables calculated to yield a rate of interest equal to thirteen and one-half percent (13.5%) or twelve and one-half percent (12.5%) for Contracts paid by electronic funds transfer ("Purchase Price"). The present value of the "interest spread," if any, shall be paid at the time of closing and calculated or amortized based over the remaining term of the individual Receivable. The "interest spread" is the difference payable on the Receivable compared to the yield required to be paid to BFIL.

         2.5 BFIL shall pay SELLER eighty-five percent (85%) of the Purchase Price on closing of the Receivable subject to paragraphs 2.1, 2.2 and 2.6 above.

         2.6 BFIL shall pay SELLER the remaining fifteen (15%) percent of the Purchase Price upon BFIL's receipt of all payments due it under the purchased Receivable from the Purchaser. SELLER acknowledges that it does not have the right to receive the remaining fifteen (15%) percent payment until BFIL receives all sums due it under the purchased Receivable.

         2.7 Contracts offered to BFIL will evolve from valid purchase contracts arising out of sales of Intervals at the Project. The Contracts shall call for successive amortized monthly installments of principal and interest not more than eight-four (84) months.

         2.8 BFIL shall also provide SELLER a Construction Loan secured by a first mortgage on all the real estate and personal property of SELLER including but not limited to the proceeds of all presently unsold timeshare intervals and the proceeds of the sale of timeshare intervals sold in the future. The release payment for each interval shall be $2,180.00 and shall be applied to principal. The Construction Loan shall be evidenced by a Promissory Note in a principal amount not to exceed Five Million Dollars ($5,000,000.00). Interest shall be paid in full on a monthly basis and any outstanding principal and interest shall be payable in full 36 months after the last disbursement under the terms of the Construction Loan Agreement.

         2.9 The entire outstanding amount due under this Agreement may be prepayable in whole but not in part at any time, upon not less than thirty (30) days prior irrevocable written notice to BFIL. Any prepayment of aggregate principal amounts due under the Contracts shall be accompanied by all interest accrued to the date of prepayment, any fees or expenses payable and a premium with respect to outstanding principal as follows:

         Pre-Payment                  7 Year Paper            5 Year Paper
           Period                 Pre-Payment Penalty     Pre-Payment Penalty
           ------                 -------------------     -------------------
         During 1st year                7%                         5%
         During 2nd year                6%                         4%
         During 3rd year                5%                         3%
         During 4th year                4%                         2%
         During 5th year                3%                         1%
         During 6th year                2%
         During 7th year                1%

The aforementioned Pre-Payment Penalty does not apply to the individual obligors should they elect to pre-pay or buyout their respective obligations.

                                  SECTION III

                                    RECOURSE

         3.1 Upon the occurrence of an Event of Default as defined in Section IX below, or if payment of any installment payable under a Contract has been in default for a period of ninety (90) days or more, SELLER hereby unconditionally agrees to repurchase said Contract from BFIL within ten (10) days after demand or, if SELLER shall not be otherwise in material default (excepting timely cure of defaulted Receivable by replacement), SELLER may, at its option, replace the Contract within ten (10) days after demand with another Contract acceptable to BFIL as above-described having a principal balance term and yield not less than the Contract being replaced such replacement shall also be Recourse. The repurchase price (the "Contract Repurchase Price") of any Contract which SELLER is required to repurchase pursuant to this paragraph shall be a sum equal to the principal balance of the defaulted Contract (calculated with the same discount, if any, as the original Purchase Price) plus accrued interest less any balance remaining of the purchase price not yet paid to SELLER pursuant to Section 2.6.

                  Upon payment to BFIL of the Contract Repurchase Price or substitution of a replacement Contract, the Contract shall be transferred to SELLER by assignment free and clear of any rights of any person claiming through or under BFIL and without recourse. Transfer shall include endorsement without recourse and delivery of the Notes to the SELLER, re-assignment of the mortgage in recordable form and return of all Related Documents regarding the Receivable.

                                   SECTION IV

                         WARRANTIES AND REPRESENTATIONS

         4.1 In connection with the execution of this Agreement and the Related Documents, SELLER represents and warrants and, so long as any balance is outstanding on any purchased Receivable, shall be deemed to represent and warrant continuously to BFIL as follows in paragraph 4.2 through and including
4.16 of this Section IV;

         4.2 SELLER is a validly existing corporation under the laws of the State of Arizona. SELLER is qualified to do business in Indiana and is in good standing under the laws of such other jurisdictions as required to conduct its business as presently conducted, and has all licenses and permits necessary to conduct its business as and where presently conducted.

         4.3 The SELLER has the power and authority to (a) own its property and transact the business in which it is engaged or presently proposes to engage; and (b) execute, deliver and perform this Agreement and Related Documents requiring execution, delivery and performance by it. The execution, delivery and performance of this Agreement and the Related Documents have been duly authorized by all requisite action required by law and by its Articles of Incorporation and By-Laws. The execution, delivery and performance of this Agreement and the Related Documents by SELLER does not and will not constitute a breach or violation of (a) Certificate of Incorporation and By-Laws, and (b) any other instrument or contract between the parties or any other law, administrative regulation or court decree by which the SELLER is bound. SELLER is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party.

         4.4 This Agreement and each of the Related Documents are valid, binding and enforceable in accordance with their terms and do not require the consent or approval of any governmental body, agency or authority.

         4.5 There are no actions, suits or proceedings served or to the knowledge of SELLER pending or threatened, against or affecting SELLER before any court, arbitrator or governmental or administrative body or agency which might result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of SELLER. SELLER is not in default in any material respect under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental agency having jurisdiction over it.

         4.6 SELLER has filed tax returns, income or otherwise, which are required to be filed by it and has paid or established adequate reserves for all taxes which have become due pursuant to such returns or pursuant to any assessment received by them. SELLER has no knowledge of any unassessed tax or tax deficiency proposed or threatened against it.

         4.7 The financial statements of SELLER delivered to BFIL are correct and fairly present the financial condition of SELLER as of the date of such statements. There has been no material adverse change in the condition, financial or otherwise, of SELLER since the date of such statements.

         4.8 No part of this Agreement or the Related Documents or any certificate or statement furnished by SELLER to BFIL contains or will contain on any closing date any untrue statement of a material fact necessary in order to make the statements contained herein or therein with respect to SELLER not misleading. To the best of SELLER's knowledge, there is no fact (other than facts relating to general economic conditions) which materially adversely affects the business, operations, affairs, conditions, properties or assets of SELLER which has not been set forth in the documents, certificate or statement furnished to BFIL.

         4.9 The address of the chief executive officer and chief place of business of the SELLER is 2777 East Camelback Road, Phoenix, AZ 85016. All records (including computer records pertaining to the purchased Receivables, collections thereon and contracts giving rise thereto) are kept at 2777 East Camelback Road, Phoenix, AZ 85016.

         4.10 Each Receivable purchased by BFIL shall comply with all attributes of an installment loan obligation as described by Federal, and applicable State statutes.

         4.11 Each Receivable shall comply with all applicable Federal and State requirements and regulations, including, without limitation, truth-in-lending requirements, Federal and State disclosures requirements and regulations, and other requirements pertaining to the enforcement or enforceability of the Receivables.

         4.12 The Receivables and assignments of the Receivables shall be fully enforceable in accordance with their terms.

         4.13 SELLER has complied in all respects with all Federal, State and local laws, ordinances, regulations and orders applicable to its business. SELLER has all Federal, State and local governmental licenses and permits material to and necessary in the conduct of its business including, but not limited to the origination, purchasing and sale of consumer Receivables and such licenses are in full force and effect and no violations are or have been recorded in respect to any such licenses or permits and no proceeding is pending or threatened to revoke any thereof.

         4.14 The Receivables are genuine and in all respects what they purport to be and enforceable according to their terms; all statements contained in the Receivables are true and that all unpaid balances shown therein are correct; and, the Receivables, and each of the Receivable documents and the obligations which they evidence are, and will continue to be, free and clear of all defenses, setoffs, counterclaims, liens and encumbrances of every kind and nature.

         4.15 That at the time of the execution of this Agreement, SELLER had good title to the Receivables and full right to enter into the Receivables; services and facilities have been made available to the Purchaser in satisfactory condition and have been accepted by the Purchaser under the terms of the Receivables; all parties to the Receivables have full capacity to contract; all filing and recording required by law have been completed and complied with; and, that any requirement of new or further filing, recording or renewals thereof shall be complied with by SELLER and that BFIL may undertake same but shall be without any responsibility or obligations whatsoever for any omission or invalid accomplishment thereof.

         4.16 That SELLER shall have no authority to accept any collections of any sums under the Receivables unless BFIL consents thereto, except for dues. Upon default of a Receivable and without releasing the liability of SELLER, BFIL may, in its own discretion, grant extensions of time of payment to and compromise or release claims against the Purchaser who is in default on the Receivables upon thirty (30) days notice to SELLER. During this thirty (30) day period the SELLER shall have the right to cure the default with a Purchaser.

                                   SECTION V

                                INDEMNIFICATION

         5.1 SELLER agrees to indemnify and hold harmless BFIL against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which BFIL may become subject, under Federal or State laws or regulations, at common law or otherwise, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained hereunder or in any Related Document or in the Receivables; and, upon notice, will reimburse BFIL for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

         5.2 This indemnity provision agreement shall be in addition to any liability which the SELLER may have at common law or otherwise.

                                   SECTION VI

                                   ASSIGNMENT

         6.1 As to the Receivables that have been sold to BFIL, SELLER shall not assign, sublet, lend, transfer, pledge, or hypothecate any of such Receivables or this Agreement. BFIL however may assign, transfer, pledge, or sell its interest in any or all Receivables or this Agreement or the related documents. Upon notification of such assignment, SELLER shall remit any payments due hereunder from the SELLER directly to the address set forth on the notification. In no event shall any collateral assignee of BFIL be obligated to perform any duty, covenant, condition, or promise under this Agreement or the Related Documents. It is understood and agreed that on any collateral assignment, BFIL shall be obligated to perform its obligations hereunder.

                                  SECTION VII

                        PROHIBITION AGAINST INDEBTEDNESS

         7.1 That during the pendency of this Agreement and the Related Documents, and, in any event, until BFIL is in receipt of all monies and other sums due BFIL from SELLER hereunder, SELLER shall not do or cause to be done any of the following without the prior written approval of BFIL, which approval shall not be unreasonably withheld:

                  (a) Sell or lease all or substantially all of its assets out of the ordinary course of its business or enter into any merger, consolidation or other agreement for the sale of the business;

                  (b) Except as specifically provided hereunder, mortgage, pledge, or voluntarily subject to any lien or encumber any Receivable;

                  (c) Change the type or character or the standard operation of SELLER.

                                  SECTION VIII

                                      TAX

         8.1 In the event that any sales tax is levied against BFIL pursuant to the sale and purchase of the Receivables or upon the stream of payments generated thereon, SELLER agrees to pay said sales tax upon sixty (60) days notice.

                                   SECTION IX

                                EVENT OF DEFAULT

         9.1 The occurrence of any of the following events shall constitute an "Event of Default" as such term is used herein:

                  (a) SELLER's failure to pay when due any amount payable under this Agreement and said failure continues for a period of thirty (30) days from written notice thereof;

                  (b) Any statement, representation or warranty made herein or in any supporting financial statement by or on behalf of SELLER shall prove to have been false when made or breached in any material respect the breach of which deprives BFIL of any material economic value of its bargain;

                  (c) Failure to observe or perform any other covenant or obligation contained in this Agreement or any Related Document, the breach of which deprives BFIL of any material economic value of its bargain;

                  (d) The commission of any act of bankruptcy or the making of a general assignment for the benefit of creditors, or the institution of any proceeding by or against SELLER under Federal or State bankruptcy or insolvency laws;

                  (e) Termination of contract or licensing agreement with reciprocal use network organization unless a comparable contract or licensing agreement is entered into;

                  (f) Termination or suspension of the operation or the SELLER;

                  (g) The aggregate of the stream of payments of chargeback Receivables exceeds fifteen (15%) percent of the aggregate stream of payments on all outstanding Receivables sold to BFIL to date hereunder;

                  (h) The number of defaulted Receivables exceeds fifteen (15%) percent of all outstanding Receivables sold to BFIL to date hereunder; or,

                  (i) Any act of SELLER which materially and adversely limits the rights of Interval Purchasers to use the common areas and recreational facilities of the Project.

                                   SECTION X

                               RIGHTS ON DEFAULT

         10.1 SELLER agrees that when any Event of Default has occurred and is continuing, BFIL may (1) proceed to exercise any rights, privileges and remedies that SELLER would be entitled to exercise as payee under the Receivables either in the name of BFIL or with the full power in the name of SELLER as its true and lawful attorney-in-fact for the use and benefit of BFIL with respect to such Receivables, (2) sue SELLER for all recourse obligations which remain unpaid, and (3) sue SELLER for damages for breach of contract.

         10.2 No delay or omission of BFIL to exercise any right or power arising from any Event of Default shall exhaust or impair any such right or power or prevent its exercise during the continuance of such default. No waiver by BFIL of any such Event of Default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent Event of Default, or to impair the rights resulting therefrom except as may be otherwise provided therein. No remedy hereunder is intended to be exclusive of any other remedy but each and every remedy given hereunder or otherwise existing shall be cumulative; nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty, waive any rights, powers or remedies hereunder, nor shall BFIL be required to look first to, enforce or exhaust such other or additional security, collateral or guaranties.

                                   SECTION XI

                                     NOTICE

         11. The parties agree that any notice required hereunder shall be sent by certified mail, return receipt requested to the last known business address of the respective parties and by forwarding a copy of the notice by regular first-class U.S. mail, unless a specific notice requirement is set forth herein.

                         (i)  VCA South Bend
                              Incorporated Mr. Joseph P. Martori
                              2777 East Camelback Road
                              Phoenix, Arizona 85016
                              and a copy to

                              Ms. Nancy J. Stone
                              VCA South Bend Incorporated
                              2777 East Camelback Road
                              Phoenix, Arizona 85016

                         (ii) Bennett Funding International, Ltd.
                              The Atrium
                              Two Clinton Square
                              Syracuse, New York 13202
                              ATTN: Francis Goffredo


                              and a copy to


                              Edward J. Gaudino, Esq.
                              Associate General Counsel
                              Two Clinton Square
                              Syracuse, New York 13202

                                  SECTION XII

                FINANCIAL STATEMENTS AND SALES REPORTS OF SELLER

         12.1 So long as this Agreement is in effect, SELLER shall deliver to BFIL, within one hundred twenty (120) days of the end of its respective fiscal year, a copy of its annual financial statements which shall be prepared and certified as complete and correct by the principal financial officer of SELLER. Within forty-five (45) days after the end of each fiscal quarter, SELLER shall deliver to BFIL a copy of its unaudited quarterly statements covering such quarter. SELLER shall deliver to BFIL a full report of all completed sales and all pending contracts each months.

                                  SECTION XIII

                            SERVICING AND COLLECTION

         13.1 SELLER shall furnish BFIL with an executed letter on SELLER's letterhead advising Purchasers of the sale and assignment of the Receivables hereunder to BFIL.

         13.2 BFIL shall invoice Purchasers on a monthly basis. BFIL shall employ collection efforts consisting solely of past-due letters and telephone calls. Upon repurchase of chargeback Receivables by SELLER from BFIL, SELLER shall bear all responsibility for collection and legal action.

         13.3 BFIL shall provide SELLER with a monthly aging report of the Receivables.

                                  SECTION XIV

                                  TERMINATION

         14.1 This agreement will not terminate prior to March 31, 1996, unless an Event of Default occurs as described herein, and may be extended another eighteen (18) months at the discretion of BFIL. Upon the occurrence of any Event of Default, BFIL may, with or without proceeding with such sale or foreclosure or demanding payment of the obligations, without notice, terminate BFIL's further performance under this Agreement to purchase Eligible Receivables, without further liability or obligation by BFIL, and may also, at any time, appropriate and apply on any Obligations and any and all reserves, or other monies due or owing to the SELLER held by BFIL hereunder or under any other financing agreement or otherwise, whether accrued or not. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice or otherwise shall absolve, release or otherwise affect the liability of the SELLER in respect of transactions prior to such termination, or affect any of the liens, security interests, rights, powers and remedies of BFIL hereunder, but they shall, in all events, continue until all of the Obligations are satisfied.

                                   SECTION XV

                                     LEGAL

         15.1 This Agreement and the Related Documents constitute the entire agreement and understanding between the parties.

         15.2 This Agreement and Related Documents may not be amended, changed, modified, or supplemented except in writing executed by both parties herein.

         15.3 In the event any provision of this Agreement or any Related Document, including the remedies upon default, be declared invalid, such provision or remedy shall be inapplicable and deemed omitted, but the remaining provisions and remedies shall be given full force and effect.

         15.4 This Agreement and the Related Documents shall be deemed to have been negotiated, made and executed in Onondaga County, State of New York, regardless of the order in which the signatures of the parties shall be affixed hereto.

         15.5 This Agreement and the Related Documents shall be interpreted, construed, and enforced in accordance with the laws and public policies of the State of New York, with regard to New York's Conflict of Laws Rules and Public Policies.

         15.6 In any action to enforce the provisions of this Agreement or the Related Documents, personal jurisdiction and venue shall be in the United States District Court for the Northern District of New York.

         15.7 This Agreement and the Related Documents shall be binding upon and inure to the benefit of the parties to it and their respective successors and assigns.

         15.8 The parties acknowledge that this Agreement and the Related Documents a supersede all prior negotiations, understandings and agreements between the parties and that this Agreement is the full and final expression of the parties. Any statements made by representatives of each party shall not be admissible to vary, change, modify or amend the terms and conditions of this Agreement and the Related Documents except in conformity with paragraph 15.2.

                                  SECTION XVI

                               SPECIAL PROVISIONS

         16.1 In order to insure payment and performance hereunder by SELLER, the guaranty and subordination of ILX Incorporated shall be required.

         16.2 Upon closing SELLER shall pay BFIL the sum of Five Thousand ($5,000.00) Dollars for costs (already paid). 16.3 Closing is subject to receipt and review to SELLER's and BFIL's mutual satisfaction of each document required to be provided to SELLER and more particularly described in the Closing Letter among SELLER and BFIL.

         16.4  The  parties   shall  use  the  services  of  St.   Joseph  Title
Corporation, an Escrow Agent for the matters addressed below.

                  (a) Receipt of the Receivables and other documents set forth in 2.1 above.

                  (b) Recordation of applicable mortgages, assignments and releases;

                  (c) Issuance of satisfactory title insurance to BFIL on the property described in the Mortgage securing SELLER's Obligations to BFIL under this Agreement and Related Documents; and

                  (d) Transmittal of remaining proceeds to SELLER.

         16.5 SELLER shall grant to BFIL the right of first refusal to purchase all Receivables generated in connection with VCA South Bend Incorporated

         16.6 SELLER shall grant BFIL or its assigns the right to solicit the obligors under the purchased Receivables concerning travel related services offered by BFIL or its assigns; and

         16.7 SELLER shall cause to be delivered to BFIL evidence that the purported releases for Purchase Money Deeds of Trust have been duly filed and recorded contemporaneous with this loan closing.

         IN WITNESS WHEREOF, the parties set their hands the date above first written.

Bennett Funding International, LTD.         VCA South Bend Incorporated

By:   /S/                                   By:        Joseph P. Martori
   --------------------------------            ---------------------------------

Title:           CEO                        Title:         Chairman
      -----------------------------               ------------------------------

GUARANTOR:

ILX Incorporated

By        Joseph P. Martori
  --------------------------------
Title          Chairman
     -----------------------------